EXECUTION VERSION

                            KRONOS INTERNATIONAL, INC

                                   as Pledgor



                                       and



                         U.S. BANK NATIONAL ASSOCIATION

                               as Collateral Agent

                          relating to 136,439 shares in

                       Societe Industrielle du Titane S.A.








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                                PLEDGE AGREEMENT

                         (ACTE DE NANTISSEMENT DE COMPTE

                            D'INSTRUMENTS FINANCIERS)
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                                TABLE OF CONTENTS

CLAUSE                                                                     PAGE

1.     Definition and Interpretation.........................................1

2.     Agreement to Pledge...................................................4

3.     Creation of the Pledge................................................4

4.     Voting rights and cash distributions..................................5

5.     Repayment or redemption of Pledged Instruments........................6

6.     Term of the Pledge....................................................6

7.     Pledgor's Representations and Undertakings............................6

8.     Further Assurance....................................................10

9.     Remedies upon Default................................................10

10.    Effectiveness of Collateral..........................................11

11.    Expenses, Stamp Duty and Indemnity...................................12

12.    Application of Proceeds..............................................13

13.    Currency Conversion..................................................13

14.    Assignment...........................................................13

15.    Notices..............................................................13

16.    Governing Law........................................................14

17.    Jurisdiction.........................................................14

                                PLEDGE AGREEMENT

            (ACTE DE NANTISSEMENT DE COMPTE D'INSTRUMENTS FINANCIERS)

BETWEEN:

(1)  KRONOS  INTERNATIONAL,  INC.,  a  company  incorporated  under  the laws of
     Delaware,   U.S.A.,  whose  registered  office  is  at  1013  Centre  Road,
     Wilmington, Delaware 19805, USA (the "Pledgor"),

AND

(2) U.S. BANK NATIONAL ASSOCIATION, a national association, whose registered office is at 555 Southwest Oak Street, PD-OR-P6TD, Portland, OR 97204, Oregon, United States of America, acting as collateral agent (the "Collateral Agent") under the Indenture on the terms and conditions set out in the Collateral Agency Agreement (as defined below) (the "Collateral Agent" which expression shall include any person for the time being appointed as Collateral Agent or as an additional Collateral Agent for the purpose of, and in accordance with the Indenture),



WHEREAS:

(A) Pursuant to the resolutions of its shareholders dated on or about 5 April 2006, the Pledgor has issued 6.5% senior secured notes due 2013 in one issuance dated 11 April 2006 (the "Notes") for an aggregate amount of EUR 400,000,000 the terms and conditions of which are provided for in the indenture dated 11 April 2006 entered into between the Trustee and the Pledgor, together with all amendments, supplements and restatements thereof (the "Indenture").

(B) As security for the due performance of the Secured Obligations, the Pledgor has agreed to create a pledge over the Pledged Account.



IT HAS BEEN AGREED AS FOLLOWS:

1.   DEFINITION AND INTERPRETATION

1.1  In this Agreement:

     "Cash Account" means the special bank account (compte special) which will be opened within 30 (thirty) days from the date hereof in the name of the Pledgor with the Cash Account Holder in France and which, pursuant to article L.431-4 of the Code monetaire et financier, forms part of the Pledged Account.

     "Cash Account Holder" means the credit institution with which the Cash Account will be opened in the name of the Pledgor, pursuant to clause 7.2.7 of this agreement.

     "Cash Distributions" means all amounts payable in respect of the Pledged Instruments (fruits et produits), such as dividends paid in cash (dividendes en numeraire), distributions of reserves, interest and other income paid in cash.

     "Certificate of Pledge" means a certificate in the form set out in Error! Reference source not found. (Error! Reference source not found.).

     "Collateral Agency Agreement" means the collateral agency agreement entered into on 11 April 2006 between The Bank of New York in its capacity as Trustee, the Collateral Agent and the Pledgor.

     "Company" means Societe Industrielle du Titane, societe anonyme incorporated under the laws of France, whose registered office is at 45, rue de Courcelles, 75008 Paris, France and registered with the Registre du commerce et des societes of Paris under number B 572 086 825.

     "Event of Default" means any default as defined in the Indenture.

     "Financial Instruments Account" means the financial instruments account (compte d'instruments financiers) opened and maintained by the Financial Instruments Account Holder in its books in the name of the Pledgor.

     "Financial Instruments Account Holder" means the Company in its capacity as holder (teneur de compte) of the Financial Instruments Account.

     "Pledge" means the pledge created over the Pledged Account pursuant to this Agreement.

     "Pledged Account" means the Financial Instruments Account together with the Cash Account.

     "Pledged Assets" means the Pledged Instruments together with any Cash Distributions.

     "Pledged Instruments" means all financial instruments standing to the credit of the Pledged Account from time to time during the term of this Agreement.

     "Secured Obligations" means all obligations at any time due, owing or incurred by the Pledgor to the Collateral Agent pursuant to section 4.19 (Payments to the Collateral Agent) of the Indenture (as amended or novated), whether principal, premium or interest and whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

     "Security" means any security (or splitting of a security) representative of a portion of the share capital of the Company or giving rights, immediately or in the future, by means of conversion, exchange, reimbursement, presentation of a warrant or in any manner whatsoever, to the attribution of a security representative of a portion of the share capital of the Company.

     "Statement of Pledge" means a statement of pledge over the Pledged Account in the form set out in Error! Reference source not found. (Error! Reference source not found.).

1.2  Terms defined in the Indenture

     Unless defined in this Agreement or the context otherwise requires, a term defined in the Indenture has the same meaning in this Agreement, as if all references in such defined terms to the Indenture were a reference to this Agreement.

1.3  Construction

1.3.1 Unless a contrary indication appears any reference in this Agreement to:

     (a) a "Collateral Agent" or an "Obligor" shall include its successors and such successors shall be treated as initial parties to the Indenture or this Agreement, as the case may be, as if they had been party to such agreement at the time of its execution. Any reference to the "Trustee" is a reference to any person for the time being appointed as Trustee in accordance with the Indenture;

     (b) "authorisation" means an authorisation, consent, approval, licence, exemption, filing, notarisation or registration;

     (c) "assets" includes present and future properties, revenues and rights of every description;

     (d) an "Indenture" or any other agreement or instrument is a reference to that Indenture or other agreement or instrument as amended, varied, novated or supplemented;

     (e) "financial instruments" means any instruments financiers as defined in article L.211-1 of the Code monetaire et financier;

     (f) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (g)  a  "person"   includes  any  person,   firm,   company,   corporation,
          government, state or agency of a state or any grouping (whether or not having separate legal personality) or two or more of the foregoing;

     (h) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (i) a "successor" of a person includes its permitted assignees, persons subrogated to its rights and any person who, under the laws of its jurisdiction of incorporation or domicile, succeeds to its rights and obligations under this Agreement, the Indenture or the Collateral Agency Agreement by operation of law (in particular by virtue of a fusion or apport partiel d'actif); and

     (j) a provision of law is a reference to that provision as amended or re-enacted.

1.3.2 Section, Clause and Schedule headings are for ease of reference only.

1.3.3 An Event of Default is "continuing" if it has not been remedied or waived.

2.   AGREEMENT TO PLEDGE

2.1 In order to secure the payment of the Secured Obligations, the Pledgor hereby agrees to grant in favour of the Collateral Agent a pledge (gage) of the Pledged Account.

2.2 In accordance with article L.431-4 of the Code monetaire et financier, the Pledge extends to:

2.2.1 any financial instruments credited to the Pledged Account from time to time after the execution of the Statement of Pledge (and such financial instruments will be deemed to be part of the Pledge and will be treated as Pledged Instruments from the date of execution of the Statement of Pledge);

2.2.2 all financial instruments to which the Pledge extends by reason of their having been substituted for, or added to, the Pledged Instruments (including by reason of the transformation, merger or other similar operation affecting the Company); and

2.2.3 the Cash Distributions.

2.3 The Pledgor shall cause the Financial Instruments Account Holder to credit to the Pledged Account:

2.3.1 136,439 shares of a par value of approximately EUR 0.38 held as of the date of this Agreement by the Pledgor, and any further share issued by the Company of which it becomes the owner so that at all times during the term of this Agreement, at least 65% of the share capital of the Company is always subject to this Pledge; the total participation of the Pledgor in the issued share capital of the Company, including the pledged shares (i.e. 208,432 shares as of the date of this Agreement) shall be hereinafter referred to as the "Pledgor's Interest");

2.3.2 and more generally all Securities, other than shares, issued by the Company, of which it becomes the owner.

3.   CREATION OF THE PLEDGE

3.1 On the date of this Agreement the Pledgor shall execute the Statement of Pledge and deliver to the Collateral Agent an original copy of the same.

     The Pledgor shall also deliver to the Financial Instruments Account Holder an original copy of the Statement of Pledge and a copy of this Agreement and shall cause the Financial Instruments Account Holder to:

3.1.1 open and identify the Pledged Account;

3.1.2 credit to the Pledged Account the Pledged Instruments existing at the date hereof, being 136,439 shares of the issued share capital of the Company;

3.1.3 promptly deliver to the Collateral Agent a Certificate of Pledge of those initially Pledged Instruments.

3.2 Promptly upon becoming owner of any shares or other Securities referred to in Clause 2.3, the Pledgor shall cause the Financial Instruments Account Holder to:

3.2.1 credit such shares or other Securities to the Pledged Account;

3.2.2 promptly deliver to the Collateral Agent a Certificate of Pledge of those subsequently Pledged Instruments.

4.   VOTING RIGHTS AND CASH DISTRIBUTIONS

4.1  Use of voting rights

     In any appropriate shareholders' meeting the Pledgor shall vote for any resolution in a way which will favour the distributions of dividends, income or proceeds attached to the Pledged Instruments. It shall not vote for any resolution of the shareholders' or bondholders' meetings in a way which would be likely adversely to affect any of the rights of the Collateral Agent under this Agreement or the value of the Pledge including any resolution amending the constitutive documents (statuts) of the Company in a way which limits the free transferability of the Pledged Instruments.

4.2  Cash Distributions

     The Pledgor shall procure that, until the term of the Pledge, all Cash Distributions denominated in any currency arising from the Pledged Instruments from time to time are immediately credited to the Cash Account and undertakes to immediately credit to the Cash Account any such amounts which it may receive.

4.2.1 Availability of Cash Distributions prior to an Event of Default

     For so long as no Event of Default has occurred, the Pledgor shall be free, subject to the terms of the Indenture to use any amounts standing to the credit of the Cash Account, provided however that the Cash Account may never present a debit balance.

4.2.2 Unavailability of Cash Distributions after an Event of Default

     Upon the occurrence of an Event of Default which is continuing, the amounts standing to the credit of the Cash Account will become unavailable to the Pledgor. To that effect, the Collateral Agent will be entitled (and the Pledgor hereby expressly gives mandate to the Collateral Agent to that effect) to notify the same to the Cash Account Holder by notice, a form of which is set out in Error! Reference source not found., requesting it to freeze the Cash Account, until a notification to the contrary is received from the Collateral Agent, or until the Collateral Agent requests the transfer to its benefit of the amounts standing to the credit of the Cash Account in accordance with Clause 9 (Remedies upon Default).

5.   REPAYMENT OR REDEMPTION OF PLEDGED INSTRUMENTS

     Any amounts resulting from the repayment or redemption of any Pledged Instruments under the Indenture, and more generally, any amounts paid to the Pledgor which represent, by way of substitution, all or a portion of Pledged Instruments, shall immediately be credited to the Cash Account. Notwithstanding the provisions contained at Clause 4.2.1 (Availability of Cash Distributions prior to an Event of Default), such amounts will be unavailable to the Pledgor.

6.   TERM OF THE PLEDGE

     The Pledge will remain in full force and effect (i) until such date as the Secured Obligations are fully discharged or (ii) until such date Legal Defeasance or Covenant Defeasance (as defined in the Indenture) of all the Notes secured by the Pledge pursuant to Article VIII (Legal Defeasance and Covenant Defeasance) of the Indenture has occurred and (iii) if the Pledge is otherwise permitted to be released pursuant to the terms of the Indenture. At the request of the Pledgor made after that date, the Collateral Agent will at the cost of the Pledgor, promptly execute any documents necessary to release the Pledge.

7.   PLEDGOR'S REPRESENTATIONS AND UNDERTAKINGS

7.1  Representations

7.1.1 The Pledgor hereby represents and warrants upon execution of this Agreement that:

     (a) The current share capital of the Company amounts to EUR 80,000, divided into 209,906 shares and no other securities (valeurs mobilieres) have been issued: in addition the shareholders have not voted the issuance of any securities (valeurs mobilieres); and

     (b) The shareholding of the Company is as described in Error! Reference source not found..

7.1.2 As long as this Agreement and the Pledge shall remain in force, the Pledgor makes the following representations and warranties to the Collateral Agent and acknowledges that the Collateral Agent has become a party to this Agreement in reliance on these representations and warranties:

     (a)  Status

          (i) It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

          (ii) It has the power to own its assets and carry on its business as it is being conducted.

     (b)  Binding obligations

          The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations; once the Statement of Pledge has been signed by the Pledgor, a valid nantissement (pledge) will be created in favour of the Collateral Agent over the Pledged Account and the Pledged Assets to secure the Secured Obligations.

     (c)  Non-conflict with other obligations

          The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and shall not:

          (i)  conflict with:

               (1)  any law or regulation applicable to it;

               (2)  its constitutional documents; or

               (3) any agreement or instrument binding upon it or the Pledged Assets; or

          (ii) result in the existence of, or oblige it to create, any security over the Pledged Assets.

     (d)  Power and authority

          It has the power to enter into, perform, and has taken all necessary action to authorise its entry into and performance of this Agreement.

     (e)  Ownership of Pledged Assets

          It is the sole owner of all the Pledged Assets and of the other Pledgor's Interest and in the Pledgor's Interest and has not created any other nantissement (pledge) and has not sold or disposed of, or granted any options or pre-emption rights in respect of any of its rights, in the Pledged Assets (other than as permitted under the Indenture).

     (f)  Shares fully paid up

          (i) As at the date of this Agreement, the 136,439 shares of the Company initially pledged and listed in the Statement of Pledge are fully paid up and represent 65% of the issued share capital of the Company, and the other Pledgor's Interest are fully paid up and represent 34.30% of the issued share capital of the Company.

          (ii) The shares of the Company owned by the Pledgor and pledged under the Pledge shall be fully paid up and will represent not less than 65% of the issued share capital of the Company at any time.

     (g) If at any time the shares pledged under the Pledge represent less than 65% of the issued share capital of the Company, the Company will credit further shares in the Financial Instruments Account to ensure that the Pledged Instruments always represent not less than 65 % of the issued share capital of the Company.

     (h)  Authorisations

          All authorisations required or desirable:

          (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations under this Agreement; and

          (ii) to make this Agreement admissible in evidence in its jurisdiction of incorporation,

          have been obtained or effected and are in full force and effect.

     (i)  Approval

          The Company has given its consent to the Pledge and has agreed to have the Collateral Agent as potential shareholder, pursuant to a decision of its board of directors (conseil d'administration) dated 5 April 2006.

     (j)  Choice of law

          (i)  The choice of French law as the governing  law of this  Agreement
               will  be  recognised   and  enforced  in  its   jurisdiction   of
               incorporation.

          (ii) Any  judgement  obtained in France in relation to this  Agreement
               will  be  recognised   and  enforced  in  its   jurisdiction   of
               incorporation.

     (k)  Deduction of Tax

          It is not required under the laws of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under this Agreement.

     (l)  Winding-up

          No meeting has been convened for the winding-up or administration of the Pledgor, no such step is intended by any member of the Pledgor and, so far as it is aware, no petition, application or the like is outstanding for the winding-up or administration of the Pledgor (save for the purposes of any solvent re-organisation or reconstruction which has previously been approved by the Trustee).

     (m)  Centre of main interests and establishments

          It has its' "centre of main interests" (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation") in France.

7.2  Undertakings

7.2.1 Authorisations

     The  Pledgor shall promptly:

     (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (b)  supply certified copies to the Collateral Agent of,

     any authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement.

7.2.2 Compliance with laws

     The Pledgor shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under this Agreement.

7.2.3 Disposals and Negative pledge

     The Pledgor shall not enter into a single transaction or a series of transactions (whether related or not) and whether voluntarily or involuntarily, to sell, lease, transfer or otherwise dispose of the whole or any part of the Pledged Assets and will not create or permit to subsist any nantissement (pledge) on any part of the Pledged Assets or otherwise deal with any part of the Pledged Assets, save as may be permitted under this Agreement or the Indenture.

7.2.4 Share Capital Percentage

     The Pledgor shall maintain the percentage of share capital in the Company which the Pledged Instruments represent at the date of this Agreement (65%). For this purpose, it shall subscribe for, or do its utmost to benefit from, any issue of Securities by the Company. It shall procure that the Company does not issue new shares unless 65% of the entire share capital in the Company is pledged in favour to the Collateral Agent.

7.2.5 Shares fully paid up

     The Pledgor shall pay all amounts due and payable by it in respect of any new shares issued by the Company which it subscribes, as and when requested to do so by the appropriate shareholders' meeting resolution or board of directors decision.

7.2.6 Claims

     The Pledgor shall take all necessary steps to defend its rights in respect of the Pledged Assets against any claim or demand of any person in order to protect the rights of the Collateral Agent over the Pledged Assets, and shall promptly keep the Collateral Agent informed of any such claim or demand.

7.2.7 Cash Account

     The Pledgor shall, prior to any payment of any sums, dividends, interest or other distributions by the Company, (i) open the Cash Account within 30 days from the date hereof and (ii) inform the Collateral Agent of the details of the Cash Account.

7.2.8 Pledged Account

     The Pledgor undertakes as long as this Agreement and the Pledge shall remain in force that it will not place or permit any Pledged Instruments to be placed in an account other than the Pledged Account.

     The Pledgor shall not close or transfer the Financial Instruments Account unless a new Financial Instruments Account Holder has been approved by the Collateral Agent and has agreed in writing to be bound by the terms of this Agreement; the Pledgor shall not close or transfer the Cash Account;

7.2.9 Information

     The Pledgor shall procure that the Financial Instruments Account Holder or the Cash Account Holder provide to the Collateral Agent, upon demand, any such information, reports and records as the Collateral Agent may require in respect of the Financial Instruments Account or the Cash Account as relevant, and the Pledgor shall sign all documents and take all actions necessary in relation thereto.

     The Pledgor shall inform the Collateral Agent in writing of any modification regarding the share capital of the Company or the shareholding of the latter upon becoming aware of such modification; it shall also inform the Collateral Agent in writing as soon as it becomes aware that any issuance of securities (valeurs mobilieres) is considered in the Company and as soon as such issuance has been implemented.

8.   FURTHER ASSURANCE

8.1  Covenant for Further Assurance

     The Pledgor will promptly at its own cost do all such acts or execute all such documents as the Collateral Agent may specify (and in such form as the Collateral Agent may require) to:

     8.1.1 perfect the Security created or intended to be created in respect of the Pledged Assets or for the exercise of the rights, powers and remedies of the Collateral Agent provided by or pursuant to this Agreement or by law,

     8.1.2 facilitate the realisation of the Pledged Assets,

     without such operation constituting in any manner a novation of the rights or security granted under this Agreement.

9.   REMEDIES UPON DEFAULT

     At any time after an Event of Default has occurred or after all or part of the Secured Obligations have become due and payable (creance certaine, liquide et exigible), the Collateral Agent shall be entitled to exercise all rights, and take all action in relation to the Pledged Assets as may be permitted by applicable law in France and, in particular, may:

     (i)  At its option:

          (a)  request  the  public  sale  (vente   publique)   of  the  Pledged
               Instruments pursuant to article L.521-3 of the Code de commerce,

          (b) request the attribution by a court of the Pledged Instruments pursuant to article 2347 of the Code civil, or

          (c)  obtain a transfer of title to the Pledged Instruments pursuant to article 2348 of the Code civil.

          (ii) upon three (3) Business Days' prior written notice (mise en demeure) to the Pledgor sent in accordance with the provisions of paragraph V of article L.431-4 of the Code monetaire et financier, request the transfer to its benefit of the amounts standing to the credit of the Cash Account, up to the amount of the Secured Obligations.

10.  EFFECTIVENESS OF COLLATERAL

10.1 No Waiver

     No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or remedy of the Collateral Agent provided by this Agreement or by law shall operate as a waiver, nor shall any single or partial exercise of that right, power or remedy prevent any further or other exercise of that or any other right, power or remedy of the Collateral Agent provided by this Agreement or by law.

10.2 Illegality, Invalidity, Unenforceability

     If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

10.3 Additional security

     This Pledge is in addition to, and is not in any way prejudiced by, any other security now or hereafter held by the Collateral Agent to secure all or part of the Secured Obligations. The Collateral Agent shall not be obliged, before exercising any rights conferred on it by this Agreement or by law, to exercise or enforce any other rights or security it may have or hold in respect of all or part of the Secured Obligations.

10.4 Amendment to Secured Obligations

     This Pledge secures the Secured Obligations as amended from time to time by any amendment agreement to the Indenture, including where such amendment relates to the amount of the facility granted pursuant to the Facility Agreement, or the Margin. The Pledgor shall at its own cost sign all documents and take all actions necessary to that effect.

11.  EXPENSES, STAMP DUTY AND INDEMNITY

11.1 Expenses

     The Pledgor shall promptly pay the Collateral Agent on demand the amount of all costs and expenses (including legal fees and value added taxes and other taxes incurred in respect of these costs and expenses) reasonably incurred by the Collateral Agent in connection with the negotiation, preparation and execution of this Agreement and the completion of the transactions and perfection of the security contemplated by this Agreement.

11.2 The Pledgor shall, within three (3) Business Days of demand pay to the Collateral Agent on its behalf and on the Collateral Agent' behalf, for all the costs and expenses (including legal fees and value added taxes and other taxes incurred in respect of these costs and expenses) reasonably incurred by them in connection with:

     11.2.1 an amendment of or a waiver of its rights under this Agreement;

     11.2.2 the preparation and execution of any Statement of Pledge; and

     11.2.3 the preservation and/or enforcement of any of its rights, powers or remedies under this Agreement or the Pledge or any proceedings instituted by or against any of them as a consequence of taking or holding the security created by the Pledge or the total or partial release of the Pledge.

11.3 Stamp Taxes

     The Pledgor shall pay all stamp, registration and other taxes to which this Agreement, the Pledge or any judgment given in connection with it is or at any time may be subject and shall, from time to time, indemnify the Collateral Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax.

11.4 Indemnity

     The Pledgor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Collateral Agent and its attorneys against any action which any of them may sustain as a consequence of any breach by the Pledgor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Pledged Assets.

12.  APPLICATION OF PROCEEDS

     All moneys received or recovered by the Collateral Agent pursuant to this Agreement or the powers conferred by it shall (subject to the claims of any person having prior rights thereto) be applied by it in accordance with the Indenture.

13.  CURRENCY CONVERSION

     For the purpose of or pending the discharge of any of the Secured Obligations the Collateral Agent may convert any money received, recovered or realised or subject to application by it under this Agreement from one currency to another, as it thinks fit, and any such conversion shall be effected at the relevant Collateral Agent's spot rate of exchange for the time being for obtaining such other currency with the first currency.

14.  ASSIGNMENT

14.1 Permitted Successors

     This Agreement shall be binding upon and shall inure to the benefit of each party and its direct or subsequent successors.

14.2 Disclosure

     The Collateral Agent shall be entitled to disclose such information concerning the Pledgor or any other person and this Agreement as the Collateral Agent consider appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by applicable law.

14.3 Novation

     In case of a novation (novation) of the Secured Obligations, the Indenture or the Collateral Agency Agreement, the Collateral Agent expressly maintains, in accordance with article 1278 of the Code civil, the benefit of this Pledge, which will therefore remain in full force and effect for the benefit of the Collateral Agent or any successor.

15.  NOTICES

15.1 Communications in Writing

     Each communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

15.2 Addresses

     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Agreement is:

     15.2.1 in the case of the Pledgor, that identified with its name below;

     15.2.2 in the case of the Collateral Agent, that identified with its name below,

     or any substitute address, fax number, or department or officer as the Party may notify to the Trustee pursuant to clause 13.2 (Notices) of the Indenture or Section 8(a) (Notices) of the Collateral Agency Agreement (or the Trustee may notify to the other Parties, if a change is made by the Trustee) by not less than five Business Days' notice.

15.3 Delivery

     15.3.1 Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

          (a)  if by way of fax, when received in legible form; or

          (b) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

          and, if a particular department or officer is specified as part of its address details provided under Clause 15.2 (Addresses) of this Agreement or clause 13.2 (Notices) of the Indenture if addressed to that department or officer.

     15.3.2 Any communication or document to be made or delivered to the Collateral Agent will be effective only when actually received by the Collateral Agent and then only if it is expressly marked for the attention of the department or officer identified with the Collateral Agent's signature below (or any substitute department or officer as the Collateral Agent shall specify for this purpose).

15.4 Language

          Any notice or other document not in the English language provided under or in connection with this Agreement must be accompanied by an English translation if so required by the Collateral Agent and in this case, the French version will prevail.

16.  GOVERNING LAW

          This Agreement is governed by French law.

17.  JURISDICTION

17.1 The Tribunal de Commerce de Paris has jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence or the validity of the Pledge).

17.2 This Clause 17 is for the benefit of the Collateral Agent only. As a result, the Collateral Agent shall not be prevented from taking proceedings against the Pledgor in any other courts with jurisdiction. To the extent allowed by law, the Collateral Agent may take concurrent proceedings in any number of jurisdictions.

17.3 The parties agree that the French courts are the most appropriate and convenient courts to settle disputes and accordingly no party will argue to the contrary.

17.4 Election of domicile

     Without prejudice to any other mode of service allowed under any relevant law, the Pledgor irrevocably elects domicile at c/o Societe Industrielle du Titane, 45, rue de Courcelles, 75008 Paris, France, for the purpose of serving any judicial or extra-judicial documents in relation to any action or proceedings.


Signed on 11 April 2006,

In __________________________,

in two (2) original copies.



Kronos International, Inc.

The Pledgor

By:               /s/ Robert D. Graham

Capacity:         Vice President, General Counsel and Assistant Secretary

Attention:        Robert D. Graham

Fax:              + 1 (972) 4448 1445

Address: 5430 LBJ Freeway, Suite 1700

                  Dallas, TX 75240

                  United States of America





U.S. BANK NATIONAL ASSOCIATION

The Collateral Agent

By:               /s/ Cheryl Nelson

Capacity:         Vice President

Attention:        Cheryl Nelson (Vice President)

Fax:              + 1 (503) 275 5738

Address: 555 SW Oak St. PD-OR-P6TD

                  Portland, OR  97204

                  United States of America